                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of DUSA Pharmaceuticals, Inc. on Form S-8 of our report dated February 23, 2001, incorporated by reference in the Annual Report on Form 10-K of DUSA Pharmaceuticals, Inc. for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
March 28, 2001